UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

CYTOSORBENTS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51038 (Commission File Number)	98-0373793 (IRS Employer Identification No.)

7 Deer Park Drive, Suite K Monmouth Junction, New Jersey (Address of principal executive offices)		08852 (Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Change in Chief Financial Officer

On May 7, 2013, Cytosorbents Corporation (the “Company”) entered into an employment agreement with Kathleen P. Bloch to become the Company’s Chief Financial Officer (the “Employment Agreement”). Upon formal approval by the Board of Directors, Ms. Block will perform the services and duties that are normally and customarily associated with the Chief Financial Officer as well as other associated duties that our Board of Directors determines.

Ms. Bloch, age 58, has more than 20 years of executive financial experience in both public and private companies. Most recently, she was Chief Financial Officer of Laureate Biopharmaceutical Services, Inc., a leader in biopharmaceutical contract development and manufacturing. Previously, Ms. Bloch was Chief Operating Officer and CFO of PC Group, Inc., a $70 million in revenue, NASDAQ-listed, publicly traded company with a diverse group of holdings, including several medical device subsidiaries. Prior to that, Ms. Bloch was CFO of Silver Line Building Products Corporation for seven years, helping it grow from $100 million in sales, into the world's largest manufacturer of vinyl windows with more than $750 million in revenue, employing over 7,000 people nationwide in 35 states with nine manufacturing facilities. In 2006, she oversaw the acquisition of Silver Line by Andersen Corporation, a leading international manufacturer of windows. Previously, Ms. Bloch was CFO of ERD Waste Corporation, a NASDAQ-listed, publicly-traded environmental services provider, operating in 16 states with more than $60 million in sales. She began her career at Peat Marwick International, which became KPMG LLP, one of the big four accounting firms. Ms. Bloch holds a Master of Business Administration degree and a Bachelor of Science Accounting degree from LaSalle University, and is a Certified Public Accountant.

Family Relationships

There are no family relationships between Ms. Bloch and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreements

Ms. Bloch’s employment agreements states that she will perform the services and duties that are normally and customarily associated with these positions as well as other associated duties as our Board reasonably determines. The agreement commences on May 29, 2013 and expires on May 31, 2014 and calls for an initial base salary of $200,000 payable in equal semi-monthly installments in accordance with the Company’s usual practice. As a signing bonus, Ms. Bloch was also given a ten-year option to purchase 1,000,000 shares of the Company’s common stock. This option vests in equal installments over the next two years: 500,000 options at the 12 month anniversary, and 500,000 options at 24 month anniversary of the signing of this employment agreement, provided that Ms. Bloch remains a full-time employee of the Company.

The foregoing descriptions of the terms of this employment agreements for Ms. Bloch does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement filed as Exhibit 10.1to this Current Report on Form 8-K.

On May 13, 2013, the Company issued a press release announcing the employment of Ms. Bloch as the Company’s Chief Financial Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement with Kathleen P. Bloch Effective as of May 7, 2013.
99.1	Press Release Dated May 13, 2013, “Kathleen P. Bloch Appointed as Chief Financial Officer of CytoSorbents”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoSorbents Corporation

Date: May 13, 2013	By:	/s/ Dr. Phillip P. Chan Name: Dr. Phillip P. Chan Title: President and CEO